EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A ordinary shares, par value $0.0001 per share, of SHUAA Partners Acquisitions Corp I (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 13, 2023	SHUAA SPAC SPONSOR I LLC

	By:	/s/ Fawad Tariq Khan
		Name:	Fawad Tariq Khan
		Title:	Chief Executive Officer

Date: February 13, 2023	FAWAD TARIQ KHAN

	By:	/s/ Fawad Tariq Khan
		Name:	Fawad Tariq Khan